EXHIBIT 32.2

                                 CERTIFICATIONS

I, Robert J. Leist, Jr., state and attest that:

(1) I am the Acting Chief Financial Officer of Ocwen Financial Corporation (the "Registrant").

(2) I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

..       the Annual Report on Form 10-K of the Registrant for the year ended
        December 31, 2004 (the "periodic report") containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

..       the information contained in the periodic report fairly represents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.


Name:   /s/ Robert J. Leist, Jr.
        ------------------------
Title:  Vice President & Chief Accounting Officer and
        Acting Chief Financial Officer
Date:   March 16, 2005